EXHIBIT 1.A.(10)(b)

Pruco Life Insurance Company OF New Jersey                       No.
  A Subsidiary of The Prudential Insurance Company of America        XX XXX XXX
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A Supplement to the Application for Life Insurance in which JOHN DOE is named as the proposed Insured. The contract applied for is:

[X] Variable Life Insurance     [X] Variable Appreciable Life Insurance
                                    [X] with Variable Insurance Amount
                                    [ ] with Fixed Insurance Amount

The person who signs below:

     1. acknowledges receipt of the current prospectus for the contract checked above;

     2. UNDERSTANDS THAT UNLESS THE CONTRACT APPLIED FOR IS VARIABLE APPRECIABLE LIFE INSURANCE WITH FIXED INSURANCE AMOUNT AND IS NOT FULLY PAID UP, THE DEATH BENEFIT (EXCEPT ANY SUPPLEMENTARY BENEFITS) MAY GO UP OR GO DOWN DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE BUT WILL NEVER BE LESS THAN THE GUARANTEED MINIMUM, IF PREMIUMS ARE DULY PAID AND THERE IS NO CONTRACT DEBT;

     3. UNDERSTANDS THAT THE CASH VALUES MAY GO UP OR GO DOWN DEPENDING ON THE CONTRACT'S INVESTMENT EXPERIENCE AND THAT THERE IS NO GUARANTEED MINIMUM CASH VALUE;

     4. believes that this contract will meet insurance needs and financial objectives; and

     5. requests that the net premium payments (as described in the prospectus) be allocated to the appropriate Pruco Life variable contract account for the contract checked above as follows:

           Subaccount                              Allocation+
           ----------                              ----------
           Bond                                     20 % (BOND)

           Money Market                             20 % (MMKT)

           Common Stock                             20 % (CSTK)

           Aggressively Managed Flexible            20 % (AFLX)

           Conservatively Managed Flexible          20 % (CFLX)

           _______________________________        ____ % (    )

           _______________________________        ____ % (    )

                                                   100 %

     + If any portion of a net premium is allocated to a particular subaccount, that portion must be at least 10% on the date the allocation takes effect. All percentage allocations must be in whole numbers (e.g. 33% can be selected, but 33 1/3% cannot).

     NOTE: Upon request, we will furnish illustrations of benefits, including death benefits and cash values, for (a) the variable life insurance contract applied for and (b) a fixed benefit life insurance contract for the same premium.

Date                                         Signature of Applicant

June 1, 1984                                 /s/ JOHN DOE
________________________________________     __________________________________
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PLY 17--84                                            Printed in U.S.A. by PROF
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